SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2003

Mercantile Bankshares Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, MD	21203
(Address of principal executive office)	(Zip Code)

(410) 237-5900

Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

This is an optional filing made to disclose the event reported below. It is not a filing required by Regulation FD.

On April 8, 2003, Edward J. Kelly III, Chairman of the Board, President and Chief Executive Officer of the registrant, presented information on the registrant at SunTrust Robinson Humphrey’s 32nd Annual Institutional Conference in Atlanta. A copy of the presentation package is attached as Exhibit 99.1 and is incorporated herein by reference. The transcript of the audio presentation is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibits

99.1	Presentation package for April 8, 2003 conference.
99.2	Transcript of audio presentation at April 8, 2003 conference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCANTILE BANKSHARES CORPORATION (Registrant)

Date: April 8, 2003	By:	/s/ TERRY L. TROUPE
Terry L. Troupe Chief Financial Officer and Treasurer